UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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IMMERSION CORPORATION

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IMMERSION REACHES AGREEMENT WITH VIEX CAPITAL ADVISORS, LLC FOR

BOARD REFRESHMENT AND FORMATION OF STRATEGY COMMITTEE

SAN JOSE, Calif. – March 5, 2020 – Immersion Corporation (NASDAQ: IMMR), the leading developer and licensor of touch feedback technology, today announced that it has entered into an agreement with VIEX Capital Advisors, LLC and its affiliates, which, in the aggregate, beneficially own approximately 11.8% of Immersion’s outstanding common stock. Under the terms of the agreement, Immersion has agreed to appoint Stephen Domenik, Franz Fink, and Eric Singer to the board. As part of this change, Sid Ganis and Jonathan Visbal will resign from the board.

The board has also agreed to form a strategy committee, to consist of Stephen Domenik, William Martin and Eric Singer, to review, evaluate and make recommendations to the board regarding Immersion’s corporate strategy, capital allocation, cost structure, business opportunities and related matters. These same directors will also comprise the board’s compensation committee.

Ramzi Haidamus, Immersion’s Chief Executive Officer, stated, “We are pleased to have reached this agreement with VIEX and welcome Eric, Franz, and Stephen to the board. Throughout this process, we’ve listened closely to investor sentiment and believe this outcome serves the best interests of the Company and all Immersion stockholders.”

Eric Singer, the managing member of VIEX, stated, “This agreement and the board’s actions show alignment with stockholders, and the establishment of a strategy committee is an important step to maximizing stockholder value. We look forward to working collaboratively with existing board members to enhance stockholder value.”

Under the terms of the agreement, Immersion will hold its 2020 annual meeting by June 30, 2020 and will nominate Messrs. Domenik, Fink and Singer for re-election. VIEX and its affiliates have agreed to vote their shares in support of the newly reconstituted board.

The complete agreement will be included as an exhibit to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission.

About Immersion

Immersion Corporation (NASDAQ: IMMR) is the leading innovator of touch feedback technology, also known as haptics. The company provides technology solutions for creating immersive and realistic experiences that enhance digital interactions by engaging users’ sense of touch. Immersion’s technology has been adopted in more than 3 billion digital devices, and provides haptics in mobile, automotive, gaming, and consumer electronics products. Immersion is headquartered in San Jose, California, with offices worldwide. Learn more at www.immersion.com.

(IMMR - C)

Additional Information and Where to Find It

Immersion Corporation (“Immersion”), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with Immersion’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”). Immersion plans to file a proxy statement (the “2020 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting.

Sumit Agarwal, Stephen Domenik, Franz Fink, Matthew Frey, Ramzi Haidamus, Sharon Holt, William Martin and Eric Singer, all of whom are or are anticipated to be members of Immersion’s Board of Directors, and Aaron Akerman, Chief Financial Officer, are participants in Immersion’s solicitation. Other than Mr. Singer and Mr. Martin, none of such participants owns in excess of one percent of Immersion’s common stock. Mr. Singer may be deemed to be the beneficial owner of approximately 11.8% of Immersion’s common stock. Mr. Martin may be deemed to be the beneficial owner of approximately 15.2% of Immersion’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2020 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting. Information relating to certain of the foregoing can also be found in Immersion’s definitive proxy statement for its 2019 Annual Meeting of Stockholders (the “2019 Proxy Statement”), which was filed with the SEC on April 30, 2019. To the extent that holdings of Immersion’s securities have changed since the amounts printed in the 2019 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Messrs. Domenick and Fink do not own any shares of Immersion’s common stock. Additional information regarding Mr. Singer’s and Mr. Martin’s beneficial ownership is reflected on Schedules 13D that Mr. Singer has filed or will file with the SEC.

Promptly after filing its definitive 2020 Proxy Statement with the SEC, Immersion will mail the definitive 2020 Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE 2020 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT IMMERSION WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, Immersion’s proxy statement (in both preliminary and definitive form), any amendments or supplements thereto and any other relevant documents filed by Immersion with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov). Copies of Immersion’s definitive 2020 Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by Immersion with the SEC in connection with the Annual Meeting will also be available, free of charge, at Immersion’s website (http://www.immersion.com) or by writing to Investor Relations, Immersion Corporation, 50 Rio Robles, San Jose, CA 95134.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements. Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s most current Form 10-K, and Form 10-Q, both of which are on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

Investor Contact:

The Blueshirt Group

Jennifer Jarman

+1 415.217.5866

jennifer@blueshirtgroup.com

Media Contact:

Linda Quach

+1-408-350-8832

lquach@immersion.com

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